BYLAWS
                                       OF
                            WULF INTERNATIONAL, LTD.

                                    ARTICLE I
                                    ---------
                             MEETING OF SHAREHOLDERS
                             -----------------------

         Section 1.1 Annual Meeting. The annual meeting of the Shareholders shall be held on the first day of the last month of each fiscal year of the corporation or on such other day as shall be fixed by the Board of Directors within 180 days following the end of each fiscal year. If that day should not be a regular business day, then the meeting may be held on the next following business day. At this meeting the Shareholders shall elect a Board of Directors for the ensuing year and transact other business as shall properly come before such meeting. If the election of Directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

         Section 1.2 Place of Meetings. Each meeting of the Shareholders shall be held at such place, either withing or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation if in Colorado, or if the principal office is not located in Colorado, at the registered office of the Corporation in Colorado.

         Section 1.3 Special Meetings. Special meetings of the Shareholders may be called for any purpose or purposes by the President or by the Board of Directors or as otherwise provided by law.

         Section 1.4 Notice of Meetings. Written notice of meetings shall be delivered not less than ten nor more than fifty days before the date of the meeting to be called. Written notice shall normally be delivered in ten days except in cases of extraordinary actions being proposed by the Corporation or unless otherwise provided by applicable Colorado law. If a special meeting is being called, the notice shall state the purpose or purposes of the meeting. Notice shall be addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation. If three successive letters mailed to the last known address of any Shareholder of record are returned, no further notices shall be necessary until another address is made known to the Corporation. Notice need not be given to any shareholder who shall waive notice of any meeting in writing, whether before, at, or after the meeting.

         Section 1.5 Quorum And Adjournment. At any meeting of the Shareholders the presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned for a period of not to exceed 30 days without further notice by any Officer entitled to preside at or act as Secretary of such meeting, or by a majority in interest of those Shareholders present in person or by proxy. The withdrawal of enough Shareholders to leave less than a quorum shall not prevent the remaining Shareholders from continuing to transact business until adjournment.

         Section 1.6 Voting. At each meeting of the Shareholders, those Shareholders entitled to vote may vote in person or by proxy. The record date for the determination of the Shareholders shall be the date upon which notice of the meeting was sent to the Shareholders, unless a different date therefor was fixed by the Board of Directors. A proxy, to be valid, must be executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. At all meetings of the Shareholders at which a quorum is present, all matters shall be decided by a simple majority vote of all then eligible shares, except as otherwise provided by statute or by the Articles of Incorporation. The vote on any matter need not be by ballot unless required by statute or requested by a Shareholder, in person or by proxy, who is entitled to vote at the meeting.

         Section 1.7 Proxies. At any meeting of the Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 1.8 Conduct Of Meetings. Each meeting of the Shareholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by the President, or in his absence, by any Vice President. If the Chairman of the Board, President, and Vice Presidents are all absent, a Chairman of the meeting shall be chosen by a majority in voting interest of those Shareholders present or represented by proxy. The Secretary of the Corporation shall act as Secretary of each meeting of the Shareholders. In his absence the Chairman of the meeting shall appoint a Secretary.

         Section 1.9 Action Without A Meeting. Action which may be taken at a meeting of the Shareholders may be taken without a meeting pursuant to the applicable state statute, if a consent in writing, setting forth the action so taken, is signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Shareholders for any purpose.


                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

         Section 2.1 Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all lawful acts as are not by statute, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the Shareholders. The Directors shall also have authority to elect and discharge the Officers of the Corporation and pass upon any and all claims of such Officers for salaries or other compensation, and may contract with such Officers, Employees, Directors, and other persons rendering service to the Corporation with respect to their salaries and other compensation.

         Section 2.2 Performance of Duties. A Director of the Corporation shall perform his duties as a Director, including his duties as a member of any committee of the Board on which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports and statements, including financial data, prepared or presented by persons and groups listed in subparagraphs (a), (b) and
(c) of this Section 2.2, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a Director of the Corporation. Those persons and groups on whose information, opinions, reports and statements a Director is entitled to rely are:

                  (a) Officers  and  employees  of  the  Corporation  whom   the
          Director reasonably believes to be reliable and competent in the matters presented;

                  (b) Counsel, accountants and other such persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; and

                  (c) A committee of the Board on which the Director does not serve, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

         Section 2.3 Number, Tenure and Election. The Board of Directors shall consist of such number as shall be fixed from time to time by the Board of Directors, but in no instance shall there be less than the number required by law. The Directors shall be elected at the annual meeting of Shareholders and shall hold office until the next annual meeting of Shareholders or until their successors are elected and qualified. The Board of Directors may appoint one of its members to act as Chairman of the Board of Directors. Directors need not be Shareholders of the Corporation.

         Section 2.4 Committees. The Board of Directors may appoint a committee or committees of one or more of its members with such powers as may be legally delegated by the Board. In all cases such committee or committees shall act as a Board regularly convened by a majority and may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as may be deemed proper and not inconsistent with statute, the Articles of Incorporation, or these Bylaws.

         Section 2.5 Resignations. A Director may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later time specified therein. The acceptance of such resignation shall not be necessary to make it effective unless the resignation so requires.

         Section 2.6 Removal. At any Shareholders' meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of Directors.

         Section 2.7 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office, by election at an annual meeting of the Shareholders, or at a special meeting of the Shareholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of Shareholders or until his successor shall have been elected and qualified.

         Section 2.8 Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of its members, each Director may be paid his expenses of attending each meeting of the Board; he may in addition be paid a salary as Director or a fixed sum for attendance at each meeting of the Board and its committees, or both. A Director may serve the Corporation in another capacity and receive compensation for the services rendered in that capacity.

         Section 2.9 Place of Meetings. The Board of Directors may hold its meetings at any place within or without the state that it may from time to time specify by resolution.

         Section 2.10 Annual Meetings. The annual meeting of the Board of Directors shall immediately follow the annual meeting of the Shareholders and be held at the same place as said annual Shareholders' meeting.

         Section 2.11 Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose by or at the request of the President or any two Directors. Written notice of each special meeting, setting forth the time and place of the meeting, shall be given to each Director at least twenty-four hours before the meeting. This notice may be given either personally, through the United States mail, or by pre-paid telegram to the address of each Director appearing on the books of the Corporation. Any meeting of the Board of Directors, whether regular or special, shall be a legal meeting if all of the Directors shall be present or shall sign the minutes, whether or not notice was sent.

         Section 2.12 Meetings In General. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered into the minutes of the meeting or unless he files his written consent to such action with the Secretary of the meeting before adjournment thereof or forwards his dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action.

         Section 2.13 Quorum, Adjournment, And Manner Of Acting. A majority of the Directors shall constitute a quorum of the Board at any annual, regular or special meeting, but in the absence of a quorum of the Board, a minority shall have the power of adjournment. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.14 Conduct  Of  Meetings.  The   Chairman  of  the  Board  of
Directors,  or in  his  absence  the  President,  or in  his  absence  any  Vice
President, shall preside at each meeting of the Board of Directors. If the Chairman of the Board, the President, and the Vice Presidents are all absent, a Chairman of the meeting shall be chosen by unanimous vote of the Directors present. The Secretary, or in his absence any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

         Section 2.15 Acting Without A Meeting. Action which may be taken at a meeting of the Directors may be taken without a meeting pursuant to the applicable state statute, if a consent in writing, setting forth the action so taken, is signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent has the same force and effect as an unanimous vote of the Directors for any purpose.


                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

         Section 3.1 Number of Officers. The Officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, President, a Secretary and a Treasurer. Such other officers and assistant officers as are deemed necessary may be appointed by the Board. Any two or more offices may be held by the same person. The officers shall be natural persons of at least eighteen years of age.

         Section 3.2 When Chosen. All Officers shall be chosen at the first meeting of the Board of Directors and thereafter at the annual meeting of the Board in each year.

         Section 3.3 Term Of Office. All Officers shall hold their respective offices until their successors are elected, qualified, and enter upon the duties of their offices, or until their death or resignation. Any Officer may be removed by the Board of Directors with or without cause.

         Section 3.4 Resignation. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect on the date or receipt of the notice or at any later time specified therein. Unless the notice of resignation so requires, acceptance of the resignation shall not be necessary to make it effective. When a vacancy occurs in one of the executive offices by reason of death, resignation or otherwise, it shall be filled by the Board of Directors for the unexpired portion of the term.

         Section 3.5 Chief Executive Officer; President. The Chief Executive Officer shall be the chief executive officer of the Corporation. He shall preside at all meetings of the Shareholders and the Board of Directors in the absence of a Chairman of the Board and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or Agent of the Corporation. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall perform the duties described herein. If a Chief Executive Officer is appointed by the Board of Directors, the President shall be the chief operating officer of the Corporation and shall see that all orders of the Chief Executive Officer are carried into effect.

         Section 3.6 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. If more than one Vice President is elected, a Vice President may be designated by the Board of Directors as Executive Vice President to act in the President's absence; in the absence of such designation, the Vice President with the longest tenure in that position shall so act. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

         Section 3.7 Secretary And Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and shall record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any standing committees when required. He shall have custody of the stock books of the Corporation, except when placed in the custody of a transfer agent by resolution of the Board of Directors. He shall see that all books, records, lists and information required to be maintained at the office of the Corporation are so maintained. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Secretary and Assistant Secretaries shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 3.8 Treasurer And Assistant Treasurers. It shall be the duty of the Treasurer to receive and have custody of all funds and monies realized by the Corporation and deposit the same in the Corporation's name in a bank to be designated by the Directors. He shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered or authorized generally by the Board, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall keep or cause to be kept all other books of account and accounting records of the Corporation, and shall render to the Officers and Directors of the Corporation whenever they may require it an account of all such transactions and of the financial condition of the Corporation. He shall perform such other duties as may from time to time be delegated to him by the Board of Directors. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board. Such bond shall be for the faithful performance of the duties of his office and for restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. In the absence or inability of the Treasurer to act, Assistant Treasurers named by the Board of Directors shall possess all the powers and perform all the duties of the Treasurer.

         Section 3.9 Delegation Of Officers' Duties. If any Officer of the Corporation be absent or unable to act or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any Officer to any other Officer or to any other Agent or Employee of the Corporation or other responsible person.


                                   ARTICLE IV
                                   ----------
                                     NOTICES
                                     -------

         Section 4.1 Manner Of Notices. In addition to, but not in contradiction of, any other specific notice provision of these Bylaws, notices to Directors and Shareholders shall be in writing and delivered personally or mailed to the Directors and Shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when deposited in the United States mail with postage prepaid. Notice to Directors may also be given by telegram.

         Section 4.2 Waiver Of Notice. In addition to, but not in contradiction of, any other specific notice provision of these Bylaws, whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V
                                    ---------
                              CERTIFICATES OF STOCK
                              ---------------------

         Section 5.1 Manner Of Issuance. The Board of Directors shall have the power to issue the authorized capital stock of the Corporation. Every Shareholder shall be entitled to a certificate in such form as shall be approved by the Board. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman or Vice Chairman of the Board of Directors, President or a Vice President, and by the Secretary, Assistant Secretary,
Treasurer or Assistant Treasurer. If the Corporation has a registrar or a transfer agent who actually signs such certificates, the signature of any of the other Officers above mentioned may be facsimile, engraved or printed. In case any such Officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such Officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such Officer were an Officer at the date of its issue. The stock certificates shall state upon their face that the Corporation is organized under the laws of the state, the name of the person to whom issued, the number and class of shares represented thereby, the par value of each share represented by the certificate or a statement that the shares are without par value, and the date of issue of the shares. If the Corporation is authorized to issue shares of more than one class, every certificate representing shares issued shall set forth upon the face or back of the certificate that the Corporation will furnish to any Shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued. If the Corporation is authorized to issue any preferred or special class in a series, the variations in the relative rights and preferences between the shares, so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series shall also be set forth upon request.

         Section 5.2 Replacement Of Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 5.3 Transfers Of Shares, Transfer Agent, Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. Upon surrender of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable. Until and unless the Board appoints some other person, firm or corporation as its transfer agent, and upon the revocation of any such appointment, thereafter until a new appointment is similarly make, the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary shall perform all of the duties thereof.

         Section 5.4 Recognition Of Shareholder. The Corporation shall keep at its registered office a record of the names and addresses of all Shareholders and the number and class of the shares held by each. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize and equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.


                                   ARTICLE VI
                                   ----------
                                     GENERAL
                                     -------

         Section 6.1 Execution Of Contracts. The Board of Directors may authorize any Officer or Agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances and, unless so authorized, no Officer, Agent or Employee shall have any power to bind the Corporation for any purpose except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

         Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. When so authorized, any Officer or Agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, institution, firm, corporation or individual. An Agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the Corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board's discretion, may be general or confined to specific instances.

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

         Section 6.3 Checks. Checks, notes, drafts and orders for the payment of money issued in the name of the Corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board prescribes.

         Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or their depositories as the Board of Directors may select.

         Section 6.5 Fixing Of Capital and Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute relative to the determination of what part of the consideration received for shares of the Corporation shall be capital, increasing capital, transferring surplus to capital, the consideration to be received by the Corporation for its shares, and all similar or related matters; provided that any concurrent action or consent by or of the Corporation and its Shareholders required to be taken or given shall be duly taken or given in connection therewith.

         Section 6.6 Dividends. The Board of Directors may declare dividends whenever and in such amounts as in the Board's opinion the condition of the affairs of the Corporation shall render advisable. The Shareholders shall have no right to dividends, even though the Corporation has funds available to pay dividends, unless payment therefor has been authorized by the Board of Directors. When declared by the Board, any dividends payable shall be payable to Shareholders of record at the close of business on such date before payment thereof as is fixed by the Board on declaring any such dividend. The rate of a dividend may be determined for a separate issue of stock by resolution by the Board at such time as the first shares are issued by the Corporation. The Board in its discretion may use, retain, and apply any of the surplus or net profits to meet contingencies or for any other purposes which it may determine to be in the best interests of the Corporation.

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         Section 6.7  Seal.  The Board of Directors shall provide a seal for the
Corporation by its resolution.

         Section 6.8  Fiscal  Year.  The   Board  of  Directors,  in  its   sole
discretion, shall fix a fiscal year for the Corporation.

         Section 6.9 Amendments To Bylaws. The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws.

         Section 6.10 Other Corporate Documents. The Board of Directors is expressly authorized to enter into such other agreements as it deems necessary to regulate the Corporation's internal operations. Such agreements may include, but are not limited to, employment contracts and buy-sell agreements between the Corporation and its key Shareholders, Officers and Employees.










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                                   CERTIFICATE

         I hereby certify that the foregoing Bylaws constitute the Bylaws of Wulf International, Ltd, adopted and approved by the Board of Directors of the Corporation on December 13 , 1999.

                                                        /s/ Pengiran Hashim Jaya
                                                       -------------------------
                                                            Pengiran Hashim Jaya
                                                            Secretary





















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